UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported:  June 28, 2011

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
 (Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2011, the Registrant sold the new cooling towers and related equipment  being installed at its Atchison facility to U.S. Bankcorp Equipment Finance, Inc. for $7,335,213 and  leased them from U.S Bankcorp pursuant to a Master Lease Agreement and related Schedule.  Monthly rentals under the lease are $109,365 (plus applicable sales/use taxes, if any) and continue for 72 months.  The Registrant may purchase the leased property after 60 months for $1,324,642 and at the end of the term for fair market value.  The lessor may, at its option, extend the lease for specified periods after the end of the term if Registrant fails to exercise its purchase option.  Under the terms of the Master Lease, Registrant is responsible for property taxes and assumes responsibility for insuring and all risk of loss or damage to the property.

Obligations under the Master Lease may be accelerated if an event of default occurs and continues for 10 days.   In addition to payment defaults and breaches of representations and covenants, events of default include defaults under any other agreement with lessor or payment default under any obligation of Registrant.  In such event, among other matters, lessor may cancel the Master Lease, take possession of the property and seek to recover the present value of future rentals, the residual value of the property and the value of lost tax benefits.

The Master Lease is intended to be an operating lease for tax purposes, but will be accounted for  by Registrant as a capital  lease.  Under the Master Lease, the lessor is entitled to depreciation deductions with respect to the property. Registrant has agreed to indemnify lessor if such deductions are not allowed or adjusted by a taxing authority, if there is a change in law or regulations relating to treatment of lessor as owner of the property, depreciation or tax basis or if there is a change in maximum income tax rates applicable to lessor,  in each case to the extent lessor's after-tax economic yield is reduced. Registrant also has agreed to indemnify U.S. Bankcorp Equipment Finance, Inc. from all loss or liability resulting from the leasing, use and possession of the property.

Registrant's lenders having  liens on the Atchison facility, including its revolving credit lender, Wells Fargo Bank, National Association,  entered into mortgagee's waivers with respect to the leased property.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion in Item 1.01 above, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: July 5, 2011                                                              By:    /s/  Timothy W. Newkirk
Timothy W. Newkirk, President and Chief Executive Officer